UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 11, 2009

ASIA PREMIUM TELEVISION GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District

Beijing, 100026, People's Republic Of China

(Address of principal executive offices)

Registrant’s telephone number, including area code:

 (86-10) 6582-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2009, Asia Premium Television Group, Inc. (“we”, “ATVG” or “the Company”) entered into a share transfer agreement (the “Agreement”) with Jiangxi Tengyi Telecommunications Ltd., an unaffiliated third party (“Jiangxi Tengyi”) wherein we sold the entirety of our 70% equity ownership of Hongcheng Tengyi Telecommunications (“JXHC) to Jiangxi Tengyi for a total consideration of US$100, effective March 31 2008. Prior to the transaction Jiangxi Tengyi held 30% ownership of JXHC.

We acquired JXHC to act as the local operator in Jiangxi province for our planned mobile minutes top up business and for the P Phone and PIMIE mobile media and payment services (please refer to our Form 8-K filed January 8, 2008). For a variety of reasons, JXHC, however, was unable to effectively leverage our P Phone and PIMIE technology and its designation as a Provincial Class One Full Service Operator in Jiangxi province. As a result, the business of JXHC was essentially dormant, however, it continued to experience operating losses. These factors contributed towards our decision to sell our majority stake in JXHC. In our most recent Form 10-Q for the quarterly period ended December 31 2008 (“December 31, 2008 10-Q”), and in our annual report for the year ended September 30 2008, we had disclosed our intent to sell the business to CEC Unet Plc. (“CECU”) and  Jiangxi Tengyi. In addition, in these prior filings, we classified the business as operations to be disposed of  due to our intent to sell the business (see our financial statements contained in our December 31, 2008 10-Q, including Note 11 thereof).

Pursuant to the terms of the Agreement, Jianxi Tengyi will acquire 100% of the equity ownership of JXHC including its assets and all current and future liabilities. In our December 31, 2008 Form 10-Q, JXHC’s total assets were valued at US$186,419, while its outstanding debts and liabilities were valued at US$375,549. The sale of JXHC therefore represents a net book value gain of US$189,230 for the Company. Our management believes the sale of the operating entity for our mobile minutes top up business is in the best interest of the Company and the best way for the Company to create shareholder value.

Despite the sale of the JXHC business, we continue to own 100% of the rights to the P Phone Project and PIMIE, both of which have been the cornerstone of our planned mobile top up and media and payment services business. In order to see these assets create value for our investors, and to continue with our planned expansion into the mobile services market in China, we plan to enter into a management agreement with a licensed third party mobile service provider to leverage our mobile technology assets and generate real revenues for the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See description in Item 1.01.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: May 13, 2009	By:	/s/ Jing Xing
	Name:	Jing Xing
	Title:	Chief Executive Officer and Co-Chairman of the Board

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